Exhibit 5.1

1271 Avenue of the Americas New York, New York 10020 Tel: +1.212.906.1200 Fax: +1.212.751.4864 www.lw.com FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
July 29, 2025	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Silicon Valley
MicroStrategy Incorporated d/b/a Strategy	Hong Kong	Singapore
1850 Towers Crescent Plaza	Houston	Tel Aviv
Tysons Corner, Virginia 22182	London	Tokyo
	Los Angeles	Washington, D.C.
Madrid

Re:	Registration Statement on Form S-3 (Registration No. 333-284510); Variable Rate Series A Perpetual Stretch Preferred Stock of MicroStrategy Incorporated

To the addressee set forth above:

We have acted as special counsel to MicroStrategy Incorporated, a Delaware corporation (the “Company”), in connection with issuance and sale of 28,011,111 shares of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share, of the Company (the “Perpetual Stretch Preferred Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025 (Registration No. 333-284510) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated January 27, 2025, included in the Registration Statement at the time it originally became effective under the Securities Act (the “Base Prospectus”), a preliminary prospectus supplement, dated July 21, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act (such preliminary prospectus supplement, together with the Base Prospectus, the “Preliminary Prospectus”), a prospectus supplement, dated July 24, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act on July 25, 2025 (the “Prospectus Supplement,” and, together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated July 24, 2025, between the Company and the representative of the several underwriters named therein (the “Underwriting Agreement”). The Perpetual Stretch Preferred Stock is issued in accordance with the terms of the certificate of designations, dated July 29, 2025 (the “Certificate of Designations”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Perpetual Stretch Preferred Stock.

July 29, 2025

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.

We are opining herein as to the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Perpetual Stretch Preferred Stock has been duly authorized by all necessary corporate action of the Company, and, when such Perpetual Stretch Preferred Stock is issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, such Perpetual Stretch Preferred Stock will be validly issued, fully paid and non-assessable.

In rendering the opinion in the foregoing paragraph of this letter, we have assumed that the Company will comply with all applicable notice requirements regarding un-certificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on or about July 29, 2025, and to the reference to our firm contained in the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP